UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) November 25, 2002


                             TRIARC COMPANIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


           DELAWARE                    1-2207                38-0471180
       -----------------           --------------        -------------------
       (State or other              (Commission           (I.R.S. Employer
       jurisdiction of               File No.)           Identification No.)
       incorporation of
       organization)


                 280 Park Avenue
                   New York, NY                           10017
       ----------------------------------------      -----------------
       (Address of principal executive office)          (Zip Code)


       Registrant's telephone number, including area code: (212) 451-3000


       ----------------------------------------      -----------------
        (Former name or former address,                 (Zip Code)
          if changed since last report)

Item 5.  Other Events

         On November 26, 2002 Triarc Companies, Inc. announced that the United States Bankruptcy Court for the Southern District of New York confirmed Triarc's plan of reorganization pursuant to which Triarc will acquire Sybra, Inc., the second largest franchisee of the Arby's (R) brand. The acquisition is expected to close in the fourth quarter of 2002.

           Sybra, Inc., a subsidiary of I.C.H. Corporation, and currently in Chapter 11, owns and operates 239 Arby's restaurants in nine states located primarily in Michigan, Texas, Pennsylvania, New Jersey and Florida. Based on information provided by Sybra, for the twelve months ended December 31, 2001, Sybra had revenues of approximately $200 million.

           In return for 100% of the equity of a reorganized Sybra, Triarc will pay $8 million to ICH's creditors. In addition, Triarc will make a $14.5 million investment in Sybra and Sybra will remain exclusively liable for its long-term debt and capital lease obligations, which aggregated approximately $104 million as of December 31, 2001. Triarc will also make available to, or obtain for, Sybra a $5.0 million standby financing facility for each of three years (up to $15.0 million in the aggregate) to fund any operating shortfalls of Sybra.

           In February 2002, ICH and its principal subsidiaries, including Sybra, each voluntarily filed petitions for reorganization under Chapter 11 of the Bankruptcy Code. Sybra has stated that the purpose of the filings was to separate Sybra's Arby's operations from certain ongoing ICH liabilities related to ICH's former ownership of the California-based Lyon's restaurant chain. To date, the filings appear to have helped preserve Sybra's Arby's operations, allowing essentially all of Sybra's restaurants to continue to operate without disruption.

           A copy of Triarc's Third Amended Joint Plan of Reorganization for ICH, Sybra and a subsidiary of Sybra, as well as a copy of the court order confirming such plan of reorganization and the press release with respect to the proposed acquisition are being filed as exhibits hereto.


Item 7.  Exhibits

         (c)      Exhibits

                  2.1 Triarc Companies, Inc.'s Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code for ICH Corporation, Sybra, Inc. and Sybra of Connecticut, Inc., dated November 22, 2002.

                  2.2      Findings of Fact, Conclusions of Law, and Order Under
                           Section 1129(a) of the Bankruptcy Code and Rule 3020 of the Bankruptcy Rules Confirming Triarc Companies, Inc.'s Third Amended Joint Plan of Reorganization Under Chapter 11 for ICH Corporation, Sybra, Inc. and Sybra of Connecticut, Inc., dated November 22, 2002.

                  99.1     Press release dated November 26, 2002.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                            TRIARC COMPANIES, INC.


                                            By:  /s/ Brian L. Schorr
                                                 -------------------------------
                                                 Brian L. Schorr
                                                 Executive Vice President
                                                 and General Counsel

Dated: November 27, 2002

                                  EXHIBIT INDEX

EXHIBIT
NO.         DESCRIPTION                                                 PAGE NO.

2.1         Triarc Companies, Inc.'s Third Amended Joint Plan of
            Reorganization Under Chapter 11 of the Bankruptcy Code for ICH Corporation, Sybra, Inc. and Sybra of
            Connecticut, Inc., dated November 22, 2002.

2.2         Findings of Fact, Conclusions of Law, and Order Under
            Section 1129(a) of the Bankruptcy Code and Rule 3020 of the Bankruptcy Rules Confirming Triarc Companies, Inc.'s Third Amended Joint Plan of Reorganization Under Chapter 11 for ICH Corporation, Sybra, Inc. and
            Sybra of Connecticut, Inc., dated November 22, 2002.

99.1        Press release dated November 26, 2002